Exhibit 10.7
July 2, 2002

ROSENTHAL & ROSENTHAL, INC.
1370 BROADWAY
NEW YORK, NY 10018

Gentlemen:

This is with reference to the Financing Agreement dated July 2, 2002, entered into between us. The provisions of Section 5.1 of said Financing Agreement notwithstanding, we request that you collect all amounts unpaid on Receivables, and accordingly, all invoices to customers on Receivables which have been assigned to you pursuant to the said Financing Agreement-Receivables shall clearly state in a manner satisfactory to you, that the account is payable by remittance to:

P.O. Box 21160, P.A.B.T.
NEW YORK, NY 10129-0011

In addition and in order to induce you to receive and process collections of said Receivables, your additional charge for this service due and payable monthly, shall be $250.00 per month. This charge is in addition to the minimum charge set forth in Paragraph 9.1.

The above set forth Agreement is a supplementation of the Financing Agreement, entered into between us, as it may have heretofore been amended and/or supplemented and is subject, except as herein specifically set forth, to all of the terms, conditions and provisions thereof, which remain in full force and effect.

Very truly yours,

SURGE COMPONENTS INC.

BY:_______________

READ & AGREED TO:
ROSENTHAL & ROSENTHAL, INC.

BY:_______________